Exhibit 4.4

煤炭供需合同

Coal Purchase Agreement

合同编号：sx jx-jsth20220309

Contract No.: sx jx-jsth20220309

签约地点：山西省太原市

Signed in: Taiyuan, Shanxi Province

买方（甲方）：山西晋轩投资有限公司

Buyer (Party A): Shanxi Jinxuan Investment Co., Ltd.

卖方（乙方）：山西景顺泰和能源科技有限公司

Seller (Party B): Shanxi Jingshun Taihe Energy Technology Co., Ltd.

甲、乙双方就煤炭供需的具体事宜，通过友好协商，达成一致意见，共同签订本合同。

Party A and Party B agree as follows with respect to specific matters concerning the supply of coal through friendly negotiations.

1.	煤炭品种：山西煤。

1.	Coal variety: Shanxi coal.

2.	数量及交货期限：

2.	Quantity and delivery period:

2.1	交货期限：2022年3月17日前。

2.1	Delivery period: by March 17, 2022.

2.2	交货日期指乙方煤炭到达交货地点之日。

2.2	Delivery date refers to the date when Party B's coal arrives at the delivery place.

2.3	数量：2.5万吨±10% （3大列）。

2.3	Quantity: 25,000 tons ± 10% (3 major cases).

3.	交货方式：场地交货。

3.	Delivery mode: delivery at the site.

4.	收货人、交货地点：

4.	Consignee and place of delivery:

4.1	收货人：甲方或甲方指定收货人。

4.1	Consignee: Party A or Party A's designated consignee.

4.2	交货地点（即本合同履约地点）：曹妃甸甲方指定货场。

4.2	The place of delivery (e.g. the place of performance of the Contract): Party A's special goods yard in Caofeidian.

5.	质量指标（收到基）与拒收值：

5.	Quality indicators (as received) and rejection value:

质量项目 Items	标准规格 Standard specification

低位发热量（Qnet, ar） Low calorific value (Qnet, ar)	≥5000千卡/千克 ≥5000 kcal/kg

全水分（Mt）	≤22%

Total moisture (Mt)

挥发分（Var） Volatile component (Var)	21%-30%

全硫分(St, ar) Total sulfur (St, ar)	≤[0.6%-0.8%]

灰分(Aar) Ash (Aar)	≤20%

6.	合同价格：

6.	Contract price:

6.1	合同价格P以1375元/吨作为基准场地交货价格；（全额增值税发票一票结算）。

6.1	The contract price P is RMB 1375/ton as the base site delivery price; (based on full VAT invoice).

6.2	煤炭价格调整办法（热值单位：千卡/千克）：

6.2	Coal price adjustment method (unit of kilocalories: kcal/kg)

1	收到基低位发热量 （Qnet, ar）Received base low calorific value (Qnot, ar)

（1）如高于5000千卡/千克，则从5000千卡/千克开始，每比5000高1千卡/千克，奖励为：P/5000元/吨（小数点后保留三 位，四舍五入）。

(1) If it is higher than 5000 kcal/kg, every 1,000 kcal/kg higher than 5000 kcal/kg (inclusive) will be granted with a reward: P/RMB 5000/ton (rounded off to three decimal places).

（2）如低于5000千卡/千克且大于等于4800千卡/千克，则从5000千卡/千克开始，每比5000低1千卡/千克，扣罚为:P/5000元/吨（小数点后保留三位，四舍五入）。

(2) If it is less than 5000 kcal/kg and equal to or greater than 4800 kcal/kg, every 1 kcal/kg lower than 5000 kcal/kg (inclusive) will be fined: P/RMB5000/ton (rounded off to three decimal places).

（3）（3）如热值低于4800千卡/千克以下部分，每比低4800千卡/千克，扣罚为：P/5000*2元/吨（小数点后保留三位，四舍五入）。

(3) If the calorific value is less than 4,800 kcal/kg, every 1 kcal/kg lower than 4,800 kcal/kg (inclusive) will be fined: P/5000*RMB 2/ton (rounded off to three decimal places).

最终奖罚计算结果保留小数点后两位，四舍五入。

The final reward and penalty will be rounded to two decimal places.

2	全硫分 (St, ar)Total sulfur (St, ar)

每超出上限0.01个百分点，单价降低0.2元/吨；每低于下限0.01个百分点，单价增加0.2元/吨。若高于1.0%,则超过1.0%以上部分，每超出0.01个百分点，单价降低0.4元/吨。

For every 0.01% in excess of the upper limit, the price will be reduced by RMB 0.2/ton; for every 0.01% lower than the lower limit, the unit price will increase by RMB 0.2/ton. If it is higher than the 1.0%, the unit price of the part in excess of 1.0% will be reduced by RMB 0.4/ton for every 0.01%.

7.	数量验收确认：双方在交货港按港口有关规定检测的轨道衡计量数作为双方数量结算的依据。

7.

Quantity acceptance: the measured quantity of track scale tested by the Parties at the delivery port according to relevant regulations of the port will be taken as the basis for settlement by the Parties.

8.	质量验收确认：

8.	Quality acceptance:

双方根据交货港认定的中国检验认证集团河北有限公司曹妃甸分公司进行列检化验（采样由港口皮带机械自动取样，如机械出现故障以人工采样为准）以其结果为结算依据。列检质量考核以单列机采化验结果为

结算依据。

The Parties shall jointly entrust Caofeidian Branch of China Certification and Inspection Group Hebei Co., Ltd. at the port of delivery to carry out the train inspection and testing (sampling shall be automatically taken by the belt machinery at the port, and manual sampling shall prevail in case of mechanical failure) and the results will be based for settlement purpose. The quality assessment of train inspection shall be based on the test results of a single train.

9.	结算及付款：

9.	Settlement and payment:

9.1	甲方在签订本合同1个工作日内全额预付乙方货款30000000元（叁仟万元整）。

9.1	Party A shall fully prepay Party B RMB 30 million (in words: RMB thirty million only) within 1 working day after the signing of the Contract.

9.2	货物到场后，乙方根据到港收货轨道衡数量办理货权转让手续给甲方即视为交货并向甲方开具80%货款对应的全额增值税发票

9.2

After the goods arrive at the site, if Party B goes through formalities for the transfer of ownership of goods to Party A according to the number of railway scales entering the port, the goods shall be deemed to have been delivered, and Party B shall issue a full value-added tax (VAT) invoice corresponding to 80% of the payment to Party A.

9.3	煤炭验收完毕后，甲方以书面的煤炭结算通知单形式通知乙方开具增值税专用发票，乙方以双方确认验收的重量、质量数据为依据开具剩余金额对应的增值税专用发票（全额增值税专用发票一票）。

9.3

After the acceptance of the coal, Party A shall notify Party B in the form of a written coal settlement notice of issuing a special VAT invoice, and Party B shall issue a special VAT invoice (one special full VAT invoice) corresponding to the remaining amount based on the weight and quality confirmed by the Parties for acceptance.

10.	乙方的声明与保证：

10.	Party B's representations and warranties:

10.1	乙方保证其对出售给甲方的本合同项下货物拥有完全权利，且该货物未被设置任何质押或其他担保或任何权利限制，不会导致甲方遭受任何第三方就全部或部分货物 提出的任何权利主张。

10.1

Party B guarantees that it has full rights to the goods sold to Party A under the Contract, and the goods are not subject to any pledge or other guarantee or any right restriction and will not cause Party A to suffer any claim of any third party on all or part of the goods.

10.2	乙方保证就其所知其就本合同项下货物不存在与任何第三方已发生或可能发生的任何纠纷，如将来存在争议，乙方保证尽最大努力解决，且不作为不能履行本合同的抗辩理由。

10.2

Party B warrants that, to the best of its knowledge, it does not have any disputes that have occurred or may occur with any third party regarding the goods hereunder. In case of any disputes in the future, Party B warrants that it will try its best to resolve the disputes, and such disputes will not excuse a failure to fulfill the Contract.

10.3	如果乙方不能保证“第10.1条”与“第10.2条"顺利执行，甲方有权选择停止付款，终止本合同，要求乙方返还已付款项并主张损失赔偿。

10.3

If Party B cannot guarantee the smooth implementation of "Article 10.1" and "Article 10.2", Party A has the right to choose to stop payment, terminate the Contract, require Party B to return the payment already made and claim compensation for losses.

10.4	乙方保证为签署本合同已获得一切必要的许可和授权，并具备履行本合同的能力。

10.4	Party B guarantees that it has obtained all necessary permits and authorizations for signing the Contract and has the ability to perform the Contract.

10.5	乙方承诺：严格遵守国家的法律、法规，维护双方的合法权益，严格按照本合同开展购销活动。不得违规操作，禁止向甲方及其工作人员以任何形式商业贿赂。甲方一经发现，并查证属实，则视为乙方违约。给甲方造成经济损失的应予以赔偿，并 承担相应的法律责任。

10.5

Party B promises to strictly abide by national laws and regulations, safeguard the legitimate rights and interests of both parties, and carry out purchase and sale activities in strict accordance with the Contract. Do not operate in violation of regulations, and not offer commercial bribery to Party A and its staff in any form. Once found and verified by Party A, it shall be deemed as Party B's breach of contract. Party B shall compensate for any economic loss caused to Party A and shall bear corresponding legal liabilities.

11.	争议解决：

11.	Disputes resolution:

甲乙双方对执行合同的一切争议，本着友好合作的精神协商解决。若协商不能达成一致，可向甲方所在地有管辖权人民法院提起诉讼。

Any and all disputes between Party A and Party B over the performance of the Contract shall be settled through negotiation in the spirit of friendly cooperation. If no agreement can be reached through negotiation, a lawsuit may be filed with the competent people's court in the place where Party A is located.

12.	合同生效

12.	Effectiveness

本合同经双方法定代表人或授权代表签署盖章后生效，有效期为本合同约定之供货期限及双方完成合同义务之后。

The Contract shall come into force after being signed and sealed by the legal representatives or authorized representatives of the Parties, and shall be valid for the supply period agreed in the Contract and after the Parties have completed their contractual obligations.

13.	其他

13.	Others

13.1	本合同未尽事宜，双方友好协商解决。

13.1	Matters not covered in the Contract shall be settled by the Parties through friendly negotiations.

13.2	本合同签订后，未经另一方书面同意，任何一方不得转让其在本合同项下的义务。对本合同所作的任何修改，须得到本合同双方的一致书面确认。

13.2

After the signing of the Contract, neither party may assign its obligations hereunder without the written consent of the other party. Any amendment to the Contract shall be confirmed in writing by the Parties hereto.

13.3	本合同正本一式四份，双方各执两份。

13.3	The Contract is made in quadruplicate, with each party holding two copies.

甲方：山西晋轩投资有限公司 Party A: Shanxi Jinxuan Investment Co., Ltd. 邮编：030000 Postcode: 030000 合同专用章 Special seal for contract	乙方：山西景顺泰和能源科技有限公司 Party B: Shanxi Jingshun Taihe Energy Technology Co., Ltd. 邮编：030027 Postcode: 030027 合同专用章 Special seal for contract

签约代表：Signed by:	签约代表：Signed by:

地扯：山西省太原市万柏林长兴北街华润大厦T4幢18层1802-1812	地址：

Address: Room 1802-1812, 18th Floor, Building T4, CR Building, Changxing North Street, Bolin District, Taiyuan City, Shanxi Province	Address:

开户银行：	开户银行：Bank of account:

帐号： Account No.:	帐号： Account No.:

签约时间：2022年3月9日 Signed on: March 9, 2022	签约时间：2022年3月9日 Signed on: March 9, 2022